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                               Exhibit 23.2
                               ------------

                  [Letterhead of McGladrey & Pullen, LLP]

To the Board of Directors
Financial Services Corporation of the Midwest
Rock Island, Illinois



We hereby consent to the use in this Registration Statement on Form S-4 of our report, dated April 24, 1998, relating to the consolidated financial statements of Financial Services Corporation of the Midwest and subsidiary. We also consent to the reference to our Firm under the caption "Experts" in the prospectus.

                                             /s/ McGladrey & Pullen, LLP

Davenport, Iowa
June 11, 1998